UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 19, 2007

Date of Report

iBroadband, Inc. (Name of small business issuer in its charter)	Nevada (State or other jurisdiction of incorporation or organization)
88-0464894 (I.R.S. Employer Identification No.)	14286 Gillis Rd. Farmers Branch, TX (Address of principal executive offices)
Issuer's telephone number: (972) 458-0909	75244 (Zip Code)
None (Former name of former address, if changed since last report)	000-51918 (Commission File Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[   ]  Written communications pursuant to Rule 425 under the Securities Act

     (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the

     Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the

     Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On April 17, 2007 iBroadband, Inc. (the “Company”) issued and sold to Broadvox, LLC (“Broadvox”) a total of 497,238 shares of its common stock to complete its payment to Broadvox of the consideration required for the purchase of the assets of Cedar Valley Communications, Inc., as reported in the Current Report Form 8-K filed November 13, 2006, which is incorporated by reference into this Current Report.

The Company believes that the securities are exempt from registration by virtue of Section 4(2) of the Securities Act of 1933 (the “Act”) and Regulation D Rule 506 promulgated thereunder. Broadvox is an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Act. Broadvox was afforded an opportunity for effective access to files and records of the Company that contained the relevant information needed to make its investment decision, including the Company’s financial statements and Exchange Act reports. Broadvox had the opportunity to speak with the Company's management on several occasions prior to its investment decision.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2007

iBroadband, Inc.

(Registrant)

By: /s/ Matthew Hutchins

---------------------------------

Title:  President/CEO